Exhibit 4.2

EXECUTION COPY

AMENDMENT NO. 14 AND CONSENT (this “Amendment”) dated as of May 9, 2006, to the Second Lien Credit Agreement dated as of July 29, 2004, among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International” and, together with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the Guarantors party thereto, the Lenders from time to time party thereto and CREDIT SUISSE, as administrative agent (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) (as amended by Amendment No. 1 and Agreement effective as of September 30, 2004, by Amendment No. 2 and Joinder Agreement dated as of November 22, 2004, by Amendment No. 3 and Consent dated as of January 3, 2005, by Amendment No. 4 dated as of March 16, 2005, by Amendment No. 5 dated as of March 30, 2005, by Amendment No. 6 dated as of March 31, 2005, by Amendment No. 7 dated as of July 1, 2005, by Amendment No. 8 dated as of August 8, 2005, by Amendment No. 9 dated as of October 7, 2005, by Amendment No. 10 and Agreement dated as of November 7, 2005, by Amendment No. 11 and Agreement dated as of December 29, 2005, by Amendment No. 12, Waiver and Consent dated as of March 9, 2006, by Amendment No. 13 and Agreement dated as of April 5, 2006, and as further amended, supplemented or modified, the “Credit Agreement”).

A.                                   Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrowers.

B.                                     The Borrowers and the other Credit Parties have requested that the Administrative Agent and the Lenders (i) consent to the amendments to the Indenture specified in that certain Supplemental Indenture (the “Supplemental Indenture”) attached hereto as Exhibit A, and (ii) make certain other changes to the Credit Agreement, as set forth herein.

C.                                     Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Consent to the Supplemental Indenture. The Administrative Agent and the Lenders hereby consent to the Borrowers and the other Credit Parties entering into the Supplemental Indenture and performing the actions contemplated thereby.

SECTION 2. Amendments. (a) The definition of the term “EBITDA” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items for such period, (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, and (vii) any non-recurring employee severance expenses, not to exceed $2,000,000 in the aggregate, accrued prior to December 31, 2006, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus or minus as applicable (d) the impact of any net change in the Borrowers’ LIFO inventory reserve. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary. For the 12-month measuring periods ending March 31, 2006, June 30, 2006, and September 30, 2006, EBITDA shall be calculated as follows: (x) for the measuring period ending March 31, 2006, EBITDA shall equal the actual amounts thereof for the period from January 1, 2006, through March 31, 2006, multiplied by 4.0, (y) for the measuring period ending June 30, 2006, EBITDA shall equal the actual amounts thereof for the period from January 1, 2006, through June 30, 2006, multiplied by 2.0, and (z) for the measuring period ending September 30, 2006, EBITDA shall equal the actual amounts thereof for the period from January 1, 2006 through September 30, 2006 multiplied by 1.33.”

(b) Section 5.03(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a) (i) within 90 days after the end of each fiscal year, its consolidated balance sheet and related statements of income and cash flows showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal year and the results of its operations and the operations of such Subsidiaries during such year, together with comparative figures for the immediately preceding fiscal year, all audited by Ernst & Young LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, and (ii) within 30 days after the end of each fiscal month of each fiscal year, its unaudited consolidated (and, for the third fiscal month of each of the first three fiscal quarters, unaudited consolidating) balance sheet and related statements of operations and cash flows (consolidated only) showing the financial condition of Holdings and its consolidated Subsidiaries as of the close of such fiscal month and the results of its operations and the operations of such Subsidiaries during such fiscal month and the then elapsed portion of the fiscal year, and comparative figures for the same periods in the immediately preceding fiscal year, all certified by a Financial Officer of Holdings as presenting fairly, in all material respects, the financial condition and results of operations of Holdings and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP (other than the absence of footnotes, and subject to normal year-end adjustments); provided, however, that the monthly financial statements required to be delivered pursuant to this Section 5.03 for the fiscal months ended January 31, 2006, and February 28, 2006, shall not be required to be delivered until May 15, 2006, and the monthly financial statements required to be delivered pursuant to this Section 5.03 for the fiscal months ended March 31, 2006, and April 30, 2006, and the audited annual financial statements required to be delivered pursuant to this Section 5.03 for the fiscal year ended December 31, 2005, shall not be required to be delivered until June 15, 2006;”

(c) Section 5.03(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“concurrently with any delivery of financial statements under paragraph (a) above, a certificate of the accounting firm (in the case of clause (i) thereof) or Financial Officer (in the case of clause (ii) thereof) opining on or certifying such statements (which certificate, when furnished by an accounting firm, may be limited to accounting matters and disclaim responsibility for legal interpretations) (i) certifying that no Default or Event of Default has occurred or, if such a Default or an Event of Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenant contained in Section 6.10;”

(d)  Section 6.03(b) of the Credit Agreement is hereby amended by (i) deleting the word “and” at the end of clause (iii) thereof and (ii) replacing the period at the end of clause (iv) thereof with:

“; and (v) no more than once in any fiscal year within 30 days after the Administrative Agent’s receipt of the Borrowers’ audited annual financial statements in accordance with Section 5.03, a prepayment of the High Yield Notes in an amount equal to the Excess Cash Flow Amount (as defined in the Indenture Agreement), the calculation of which shall be reasonably satisfactory to the Administrative Agent, and otherwise in accordance with the amendments to the Indenture specified in the Supplemental Indenture attached as Exhibit A to Amendment No. 14 and Consent to this Agreement dated as of May 9, 2006, so long as Holdings has given three Business Days’ prior written notice to the Administrative Agent of such proposed prepayment and the following conditions shall be satisfied (as determined by the Administrative Agent in its sole discretion): (x) prior to any such prepayment the Borrowers shall have prepaid the term loans under the First Lien Credit Agreement in full, (y) no Event of Default shall have occurred and be continuing both before and after giving effect to such prepayment and (z) after giving effect to any such prepayment the average daily Borrowing Availability (as defined in the First Lien Credit Agreement), as determined by the First Lien Agent, shall have been not less than the greater of (A) $20,000,000 (with all trade payables being paid current in the ordinary course of business other than those being contested in the ordinary course of business) during the 30-day period immediately prior to such payment and (B) 4.0% of revenue for the immediately preceding fiscal year as supported by the audited annual financial statements for such fiscal year delivered pursuant to Section 5.03.”

(e)  The table appearing in Section 6.10 (Maximum Leverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Date or Period	Ratio
Closing Date through September 30, 2004	6.03 to 1.00
October 1, 2004 through December 31, 2004	6.68 to 1.00
January 1, 2005 through March 31, 2005	7.20 to 1.00
April 1, 2005 through June 30, 2005	7.58 to 1.00
July 1, 2005 through September 30, 2005	7.22 to 1.00
October 1, 2005 through December 31, 2005	7.13 to 1.00
January 1, 2006 through March 31, 2006	5.50 to 1.00
April 1, 2006 through June 30, 2006	4.75 to 1.00
June 30, 2006 through September 30, 2006	4.50 to 1.00
October 1, 2006 through December 31, 2006	4.40 to 1.00
January 1, 2007 through September 30, 2008	4.25 to 1.00

SECTION 3. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Credit Parties represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent, that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing (other than any Default or Event of Default resulting solely from failure to deliver the financial statements required to be delivered by the Indenture).

SECTION 4. Effectiveness. This Amendment shall become effective as of the date set forth above on the date that the Administrative Agent (or its counsel) shall have received:

(a) counterparts of this Amendment that, when taken together, bear the signatures of the Credit Parties and the Required Lenders; and

(b) a copy of a fully executed and delivered amendment, in form and substance reasonably satisfactory to the Administrative Agent, to the First Lien Credit Agreement.

SECTION 5. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 7. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 9. Expenses. The Borrowers agree to reimburse the Administrative Agent for all out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 10. Reaffirmation. Each of the Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment, and affirms and confirms its guarantee of the Obligations and, if applicable, the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant of security interest continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement, as amended hereby, and the other Loan Documents.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

THERMADYNE INDUSTRIES, INC.,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMAL DYNAMICS CORPORATION,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

TWECO PRODUCTS, INC.,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

VICTOR EQUIPMENT COMPANY,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

C & G SYSTEMS, INC.,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

STOODY COMPANY,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMAL ARC, INC.,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

PROTIP CORPORATION,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMADYNE INTERNATIONAL CORP.,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMADYNE HOLDINGS CORPORATION,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

MECO HOLDING COMPANY,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

C&G SYSTEMS HOLDING, INC.,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

CIGWELD PTY LTD.,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

DUXTECH PTY LTD.,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

QUETACK PTY, LTD.,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

QUETALA PTY, LTD.,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMADYNE AUSTRALIA PTY LTD.,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMADYNE INDUSTRIES LIMITED,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

THERMADYNE WELDING PRODUCTS CANADA LIMITED,

by

/s/ Patricia S. Williams
Name: Patricia S. Williams
Title: Vice President, Secretary & General Counsel

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Administrative Agent and Collateral Agent,

by

/s/ Phillip Ho
Name: Phillip Ho
Title: Director

by
/s/ Karim Blasetti
Name: Karim Blasetti
Title: Associate

GSO SPECIAL SITUATIONS FUND LP, as a Lender,

by

Name:
Title:

NORTHWOODS CAPITAL IV, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by
/s/ Bruce Martin
Name: Bruce Martin
Title: Managing Director

NORTHWOODS CAPITAL V, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by
/s/ Bruce Martin
Name: Bruce Martin
Title: Managing Director

NORTHWOODS CAPITAL VI, LIMITED, as a Lender,

By: Angelo, Gordon & Co., L.P., as Collateral Manager,

by
/s/ Bruce Martin
Name: Bruce Martin
Title: Managing Director

EXHIBIT A

Please see attached.

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of May [    ], 2006, among Thermadyne Holdings Corporation, a Delaware corporation (the “Company”), as issuer, the Guarantors listed on the signature pages hereto (the “Guarantors”), as guarantors, and U.S. Bank National Association (the “Trustee”), as trustee.

W I T N E S S E T H:

WHEREAS, the Company, the Guarantors and the Trustee have heretofore entered into an Indenture, dated as of February 5, 2004 (the “Original Indenture”), relating to the Company’s outstanding 9¼% Senior Subordinated Notes due 2014 (the “Securities”);

WHEREAS, the Company has solicited consents from Holders of the Securities to, among other things, certain amendments (the “Amendments”) to the Original Indenture which are set forth in this Supplemental Indenture;

WHEREAS, the Company has received consents to the Amendments from Holders of a majority in aggregate principal amount of the outstanding Securities; and

WHEREAS, pursuant to the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of Holders of the Securities as follows:

ARTICLE I

AMENDMENTS

A.            Section 1.01 of the Indenture will be amended by adding the following defined terms:

“Excess Cash Flow” means, for the Company and its Restricted Subsidiaries, for any period, the excess of EBITDA for such period over the sum, without duplication, of (i) Consolidated Interest Expense for such period, (ii) all federal, state, foreign and other income taxes accrued or paid in cash (without duplication) by the Company and its Restricted Subsidiaries during such period, (iii) capital expenditures made in cash during such period, (iv) the amount by which the net difference between (x) current assets, other than cash and cash equivalents, and (y) current liabilities, other than the current amount of Indebtedness outstanding under the Credit Agreement, in each case of the Company and its Restricted Subsidiaries as of the last day of such period, differs from the comparable amount calculated as of the day immediately preceding the first day of such period (or, with respect to the difference determined as of December 31, 2006, to the comparable amount as of June 30, 2006), (v) cash payments attributable to investments in, or acquisitions of, a Related Businesses or the purchase of any part of the assets thereof, (vi) the aggregate amount of all scheduled, mandatory and voluntary prepayments, repayments, redemptions or purchases of Indebtedness of the Company or any Restricted Subsidiary made during such Excess Cash Flow Period that result in the permanent reduction of such Indebtedness or related facility (other than prepayments, repayments, redemptions or purchases made with the proceeds of Indebtedness Incurred to Refinance the Indebtedness prepaid, repaid, redeemed or purchased during such Excess Cash Flow Period), and (vii) the aggregate amount of contributions by the Company to any underfunded tax-qualified pension plan and other post-retirement benefits of the Company during such Excess Cash flow Period; provided, however, that the amount permitted to be deducted pursuant to this clause (vii) shall be limited to the amount of contributions deductible for Federal income tax purposes and only to the extent the plan and other post-retirement benefits are underfunded.  Within 105 days of the end of the applicable Excess Cash Flow Period, the Company shall circulate to the Holders a reasonably detailed calculation of the Excess Cash Flow for the applicable Excess Cash Flow Period and a statement of the Company’s intended application thereof.

“Excess Cash Flow Amount” means, for any Excess Cash Flow Period, an amount equal to 75% of the Excess Cash Flow for such Excess Cash Flow Period.

“Excess Cash Flow Period” means (i) initially, the period from July 1, 2006 to December 31, 2006 and (ii) thereafter, the twelve-month period ending on the last day of each succeeding calendar year.

“GECC Credit Facility” means that certain Second Amended and Restated Credit Agreement, dated November 22, 2004, among Thermadyne Industries, Inc. and the other borrowers party thereto, General Electric Capital Corporation, as amended through the Fourteenth Amendment thereto and in effect on May 9, 2006.

B.                                     Section 4.02 of the Original Indenture shall be amended to insert the following paragraph at the end thereof:

“Notwithstanding the foregoing, any report, document or information referred to in this Section 4.02 that the Company would have been required (but for this sentence) to file with the SEC or furnish to the Trustee, the Holders or any other Person at any time before June 30, 2006, shall not be required to be so filed or furnished until June 30, 2006.”

C.                                     A new Section 4.14 will be added to the Indenture as follows:

“SECTION 4.14  Excess Cash Flow Payment. (a)  If the Company has in excess of $2.0 million of Excess Cash Flow for any Excess Cash Flow Period, within 105 days after the end of such Excess Cash Flow Period, the Company shall apply an amount equal to the Excess Cash Flow Amount to either:

(1)  permanently prepay, repay, redeem or purchase Senior Indebtedness of the Company; or

(2)  subject to the limitations set forth in Section 6.3(b) of the GECC Credit Facility or the limitations contained in any other Senior Indebtedness so long as such limitations are no more restrictive than Section 6.3(b) of the GECC Credit Facility, make an offer to the Holders of the Securities to purchase Securities pursuant to an Excess Cash Flow Offer (as defined below).

Each Offer to purchase Securities pursuant to this Section 4.14 (each, an “Excess Cash Flow Offer”) shall be made to each Holder of Securities outstanding at the time of such offer, shall offer to purchase Securities at a purchase price of 101% of their principal amount and shall remain open for a period of not less than 30 days (or any longer period as is required by law).

(b)  If the Company is required to make an Excess Cash Flow Offer pursuant to this Section 4.14, no later than 105 days after the end of the applicable Excess Cash Flow Period, the Company will mail a notice of such Excess Cash Flow Offer to each Holder stating:

(1)  that the Company is offering to purchase Securities in an amount equal to the Excess Cash Flow Offer Amount (determined after giving effect to any prepayments, repayments, redemptions or purchases of Senior Indebtedness of the Company made pursuant to paragraph (a)(1) of this Section 4.14) at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest on the relevant interest payment date);

(2)  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(3)  the instructions, as determined by the Company, consistent with this Section 4.14, that a Holder must follow in order to tender its Securities.

(c)  If the aggregate purchase price of the Securities tendered in connection with any Excess Cash Flow Offer exceeds the Excess Cash Flow Amount allotted to their purchase, the Company will select the Securities to be purchased on a pro rata basis but in denominations of $1,000 principal amount or multiples thereof. If the aggregate purchase price of the Securities tendered in connection with any Excess Cash Flow Offer is less than the Excess Cash Flow Amount allotted to their purchase, the Company shall be permitted to use the portion of the Excess Cash Flow Amount that is not applied to the purchase of Securities in connection with such Excess Cash Flow Offer for general corporate purposes. Upon completion of an Excess Cash Flow Offer, the Excess Cash Flow Amount with respect thereto will be deemed to be reduced by the aggregate amount of such Excess Cash Flow Offer.

(d)  Holders electing to have Securities purchased pursuant to an Excess Cash Flow Offer shall be required to surrender the Securities, with an appropriate form duly completed, to the Company at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the purchase date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal

2

amount of the Securities which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Securities purchased.

(e)  On the purchase date with respect to any Excess Cash Flow Offer, all Securities purchased by the Company pursuant to such Excess Cash Flow Offer shall be delivered by the Company to the Trustee for cancellation, and the Company shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

(f)  The Company will comply, to the extent applicable, with Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.14 by virtue of its compliance with such securities laws or regulations.”

D.                                    Section 6.01 (4) of the Indenture will be amended to read in its entirety as follows:

“(4)                            the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11 or 4.14 (other than a failure to purchase Securities when required under Section 4.06, 4.10 or 4.14) and such failure continues for 30 days after the notice specified below;”

ARTICLE II

MISCELLANEOUS

A.                                   Definitions. The Original Indenture together with this Supplemental Indenture are sometimes collectively referred to in this document as the “Indenture.”  For the avoidance of doubt, references to any “Section” of the “Indenture” refer to such Section of the Original Indenture as supplemented and amended by this Supplemental Indenture. All capitalized terms which are used herein and not otherwise defined herein are used herein with the same meanings as in the Original Indenture. If a capitalized term is defined in the Original Indenture and this Supplemental Indenture, the definition in this Supplemental Indenture shall apply to the Indenture and the Securities.

B.                                     Effect of Supplemental Indenture; Effectiveness and Operation. This Supplemental Indenture shall be effective upon execution hereof by the Company and the Trustee. From and after such execution, the Amendments set forth herein shall be deemed to have modified the applicable articles or sections, or portions thereof, or clauses, of the Original Indenture. In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this Supplemental Indenture. In the event that there is a conflict or inconsistency between the Original Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

C.                                     Trust Indenture Act Controls. If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Supplemental Indenture by the Trust Indenture Act of 1939, as amended (the “TIA”), the required provision shall control. If any provision of this Supplemental Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Supplemental

3

Indenture as so modified. If any provision of this Supplemental Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Supplemental Indenture.

D.                                    Trustee. The recitals contained herein shall be taken as the statements of the Company and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

E.                                      Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

F.                                      Severability. In case any provisions in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

G.                                     Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

[signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

THERMADYNE HOLDINGS CORPORATION

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

“Guarantors”

C&G SYSTEMS, INC.

By:
Name:
Title:

C&G SYSTEMS HOLDING, INC.

By:
Name:
Title:

MECO HOLDING COMPANY

By:
Name:
Title:

PROTIP CORPORATION

By:
Name:
Title:

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STOODY COMPANY

By:
Name:
Title:

THERMADYNE INDUSTRIES, INC.

By:
Name:
Title:

THERMADYNE INTERNATIONAL CORP.

By:
Name:
Title:

THERMADYNE RECEIVABLES INC.

By:
Name:
Title:

THERMAL ARC, INC.

By:
Name:
Title:

THERMAL DYNAMICS CORPORATION

By:
Name:
Title:

TWECO PRODUCTS, INC.

By:
Name:
Title:

VICTOR EQUIPMENT COMPANY

By:
Name:
Title: